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     THIS DOCUMENT SHOULD NOT BE FORWARDED OR TRANSMITTED IN OR INTO CANADA, OR
ANY OTHER JURISDICTION WHERE THE SENDING OF SUCH DOCUMENT IS PROHIBITED BY APPLICABLE LAW.
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                               OFFER TO EXCHANGE

                         ALL AMERICAN DEPOSITARY SHARES
         EACH REPRESENTING ONE TENTH OF ONE SHARE WITHOUT NOMINAL VALUE
                              AND ALL WARRANTS OF

                                   PETROFINA

                                       BY

                                     TOTAL

THERE WILL BE AN INITIAL OFFER PERIOD WHICH WILL EXPIRE AT 10:00 A.M. (NEW YORK CITY TIME), ON FRIDAY, JUNE 4, 1999, UNLESS EXTENDED ("INITIAL OFFER PERIOD"). AT THE CONCLUSION OF THE INITIAL OFFER PERIOD, INCLUDING ANY EXTENSION THEREOF, HOLDERS OF PETROFINA WARRANTS AND PETROFINA ADSS, AS THE CASE MAY BE, WILL HAVE WITHDRAWAL RIGHTS DURING THE EXCHANGE OFFER PERIOD INTO WHICH THEY TENDER, BUT NOT DURING ANY OTHER EXCHANGE OFFER PERIOD.

To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

     We have been appointed by Total, a societe anonyme organized under the laws of the Republic of France ("Total"), on behalf of PetroFina, a societe anonyme organized under the laws of Belgium ("Petrofina") to act as exchange agent in connection with Total's offer to exchange (i) 10 properly tendered American depositary shares of PetroFina, each representing one-tenth of one share of PetroFina for 9 American depositary shares, each representing one-half of one share of Total, and (ii) 100 Warrants of PetroFina for 81 Warrants of Total, upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus, dated May 6, 1999 (the "Prospectus"), and in the related Certificated Share Delivery Instruction Form, the Letter of Transmittal and Notice of Guaranteed Delivery enclosed herewith. Terms used in this document to the extent not defined herein shall bear the same meaning as in the Prospectus. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold PetroFina securities registered in your name or in the name of your nominee.
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     Enclosed for your information and use are copies of the following documents:

          1. Prospectus, dated May 6, 1999;

          2. Letter of Transmittal to be used by holders of PetroFina ADSs in accepting the exchange offer and tendering ADSs;

          3. Letter of Transmittal to be used by holders of PetroFina Warrants in accepting the exchange offer and tendering Warrants;

          4. Notice of Guaranteed Delivery to be used to accept the exchange offer if the ADSs, the Warrants and all other required documents are not immediately available or cannot be delivered to the US Exchange Agent by the expiration of the Initial Offer Period or if the procedure for book-entry transfer cannot be completed by the expiration of the Initial Offer Period;

          5. A letter which may be sent to your clients for whose accounts you hold PetroFina Warrants and PetroFina ADSs registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the exchange offer;

          6. A Certificated Share Delivery Instructions Form;

          7. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          8. Return envelope addressed to the US Exchange Agent.

     THE EXCHANGE OFFER MAY NOT BE ACCEPTED IN RESPECT OF PETROFINA SHARES BY MEANS OF A LETTER OF TRANSMITTAL AND NOTICE OF GUARANTEED DELIVERY. A CERTIFICATED SHARE DELIVERY INSTRUCTION FORM FOR ACCEPTING THE EXCHANGE OFFER IN RESPECT OF PETROFINA SHARES MAY BE OBTAINED FROM MACKENZIE PARTNERS, INC., AS THE INFORMATION AGENT.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 10:00 A.M., NEW YORK CITY TIME ON JUNE 4, 1999, EXCEPT WITH RESPECT TO PETROFINA SECURITIES TENDERED IN ANY SUBSEQUENT OFFER PERIOD.

     In all cases, exchange of PetroFina shares tendered and accepted pursuant to the exchange offer will be made only after timely receipt by the (i) U.S. Forwarding Agent of completed Certificated Share Delivery Instruction Form together with certificates evidencing such PetroFina shares, (ii) US Exchange Agent of a Letter of Transmittal or Notice of Guaranteed Delivery (or facsimile thereof) properly completed and duly executed, with any required signature guarantees (or in the case of a book-entry transfer, an Agent's Message) together with ADRs evidencing such PetroFina ADSs or Warrant Certificates and any other required documents.

     A securityholder who desires to tender PetroFina ADSs and/or PetroFina Warrants and whose American Depositary Receipts ("ADRs") evidencing such PetroFina ADSs or Warrant Certificates are not immediately available, or who cannot comply with the procedure for book-entry transfer on a timely basis, may tender such PetroFina ADSs and/or PetroFina Warrants by following the procedure for guaranteed delivery set forth in the Prospectus. See "Guaranteed Delivery Procedures".

     Total will not pay any fees or commissions to any broker, dealer or other person (other than the U.S. Exchange Agent, the Forwarding Agent and the Information Agent as described in the Prospectus) in connection with the solicitation of tenders of PetroFina shares, PetroFina ADSs and PetroFina Warrants pursuant to the exchange offer. However, Total will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Total will pay or cause to

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be paid any stock transfer taxes payable with respect to the transfer of
PetroFina shares, PetroFina ADSs and PetroFina Warrants to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the exchange offer should be addressed to Mackenzie Partners, Inc. (the "Information Agent") at their address and telephone numbers set forth on the back cover page of the Prospectus.

     Additional copies of the enclosed material may be obtained from the Information Agent, at the address and telephone number set forth on the back cover page of the Offer to Exchange.

                                            Very truly yours,

                                            The Bank of New York

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF TOTAL, PETROFINA, THE U.S. EXCHANGE AGENT, THE INFORMATION AGENT, OR THE FORWARDING AGENT, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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